EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form F-3 (No. 33-99550 and No. 333-9180) of Korea Electric Power Corporation of our report dated March 26, 2004, with respect to the balance sheets of Korea Hydro and Nuclear Power Co., Ltd. as of December 31, 2003 and 2002 and the related statements of income and retained earnings and cash flows for the years ended December 31, 2003 and 2002 which report appears in the Annual Report on Form 20-F for the year ended December 31, 2003.

KPMG Samjong Accounting Corp.

Seoul, Korea

June 29, 2004

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